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                                                                    EXHIBIT 99.5

                                                              DUTCH OPTION GRANT

                             ENDOSONICS CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION


                 Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Endosonics Corporation (the "Company"):


                 OPTIONEE: __________________________________________________

                 GRANT DATE: ________________________________________________

                 OPTION PRICE:  ____________________________________ per share

                 NUMBER OF OPTION SHARES:    _______________________ shares

                 EXPIRATION DATE:  __________________________________________

                 TYPE OF OPTION:  Non-Statutory Stock Option

                 DATE EXERCISABLE:  Immediately exercisable.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Endosonics Corporation Restated 1988 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

                 Optionee hereby acknowledges receipt of a copy of the Official Plan Prospectus in the form attached hereto as Exhibit C.

                 MANDATORY RESALE. OPTIONEE HEREBY AGREES THAT THE OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO MANDATORY RESALE TO THE CORPORATION IN WHOLE OR IN PART IN ACCORDANCE WITH THE TERMS AND PROVISIONS SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT SHOULD OPTIONEE CEASE SERVICE (AS SUCH TERM IS DEFINED IN SUCH STOCK PURCHASE AGREEMENT) PRIOR TO COMPLETION OF FORTY-EIGHT (48) MONTHS OF SERVICE WITH THE COMPANY MEASURED FROM THE GRANT DATE OF THE OPTION.





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                 NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.


Dated:  _____________________, 199__



                                      ENDOSONICS CORPORATION



                                      By:
                                         ___________________________________

                                      Title:  ______________________________




                                       _____________________________________
                                       OPTIONEE

                            Address:   _____________________________________

                                       _____________________________________




ATTACHMENTS:
EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  STOCK PURCHASE AGREEMENT
EXHIBIT C:  1988 STOCK OPTION PLAN SUMMARY AND PROSPECTUS





                                       2.
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                                   EXHIBIT A

                             STOCK OPTION AGREEMENT
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                                   EXHIBIT B

                            STOCK PURCHASE AGREEMENT
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                                   EXHIBIT C

                 1988 STOCK OPTION PLAN SUMMARY AND PROSPECTUS